UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 9, 2012

LANDAUER, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-9788 (Commission File Number)	06-1218089 (IRS Employer Identification No.)

2 Science Road, Glenwood, Illinois 60425

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (708) 755-7000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The Annual Meeting of Stockholders (the “Annual Meeting”) of Landauer, Inc. (the “Company”) was held on February 9, 2012. The Company’s stockholders voted on the following three proposals at the Annual Meeting.

Proposal One:

The stockholders voted to re-elect Stephen C. Mitchell and Thomas M. White as directors, each to serve for a term of three years expiring at the 2015 Annual Meeting. The votes for each were as follows:

Director	For	Withheld	Broker Non-Votes
Stephen C. Mitchell	7,224,423	333,529	1,193,499
Thomas M. White	7,373,120	184,832	1,193,499

Directors who continued in office for the current year were Robert J. Cronin, William G. Dempsey, Michael T. Leatherman, David E. Meador, and William E. Saxelby.

Proposal Two:

The Company’s stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2012.  The votes were cast as follows:

For	Against	Abstain
8,384,490	363,009	3,952

Proposal Three:

The Company’s stockholders approved, on a non-binding advisory basis, the overall compensation of the Company’s named executive officers as disclosed in the Company’s Proxy Statement for the 2012 Annual Meeting of Stockholders.  The votes were cast as follows:

For	Against	Abstain	Broker Non-Votes
7,085,764	208,636	263,552	1,193,499

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDAUER, INC.

February 10, 2012	By:	/s/ Michael K. Burke
Michael K. Burke
Senior Vice President and Chief Financial Officer (Principal Financial Officer)

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